FORM 8-K


                      Securities and Exchange Commission
                           Washington, D.C.  20549



                               CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  November 8, 1999


                         Surety Capital Corporation
          ------------------------------------------------------
          (exact name of registrant as specified in its charter)



        Delaware              33-1983                 75-2065607
    ---------------         ------------            --------------
    (State or other         (Commission             (IRS Employer
    jurisdiction of         File Number)            Identification
    incorporation)                                      Number)



         1845 Precinct Line Road, Suite 100, Hurst, Texas  76054
         -------------------------------------------------------
                 (address of principal executive offices)



Registrant's telephone number, including area code:  817-498-2749



                               Not applicable
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)

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Item 5.	Other Events

	On November 8, 1999 Surety Capital Corporation (the "Registrant") announced that its operating results for the quarter ending September 30, 1999 have not been finalized pending the results of a review of the insurance premium finance division of its wholly-owned subsidiary, Surety Bank, National Association ("Surety Bank"). In connection with that review, loan loss provisions may be increased or other potential adjustments may be required that may affect the third quarter of 1999 and prior periods and may require restatement of prior period financial statements of the Registrant. The results of the review will be reported to the Office of the Comptroller of the Currency pursuant to a formal agreement between Surety Bank and the Office of the Comptroller of the Currency.

        The American Stock Exchange, Inc. ("AMEX") halted trading in the Registrant's securities on Monday, November 8, 1999, pending the filing of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, and further review of the Registrant's compliance with the continued listing requirements of AMEX.

Item 7.	Financial Statements and Exhibits.

        (c)     Exhibits.

                The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

                20      Press Release


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

                                 SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SURETY CAPITAL CORPORATION


DATE:  November 10, 1999                /s/ Charles M. Ireland
                                        ----------------------
                                        Charles M. Ireland, Chairman of
                                        the Board

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